EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by Registration Statement of Hyde Athletic Industries, Inc. on Forms S-8 (file numbers 33-50922, 33-61532, 33-66482, 33-
80726, 333-33485) of our report dated April 2, 1998 on our audits of the financial statements and financial statement schedule of Saucony SP Pty, Ltd. as of January 2, 1998 and January 3, 1997 and for the years ended January 2, 1998, January 3, 1997 and January 5, 1996 which report is included in this Annual Report on Form 10-K.



/s/ Grant Thornton
Grant Thornton
Chartered Accountants


/s/ B R Gordon
B R Gordon
Partner

Sydney, Australia
April 2, 1998